Exhibit 4.5

BCD SEMICONDUCTOR MANUFACTURING LIMITED

AMENDED AND RESTATED WARRANT TO PURCHASE SHARES

Dated as of             , 2010

Warrant No.	Originally Issued: April 27, 2004

Warrant to Purchase:                      Warrant Shares (as defined below)

This is to certify that subject to the terms and conditions hereof, for value received,                      (the “Holder”) or its permitted registered assign, is entitled to purchase from BCD Semiconductor Manufacturing Limited, a Cayman Islands company (the “Company”), the Warrant Shares (as defined below), at the Exercise Price (as defined below), at any time during the period from April 27, 2004 (the “Commencement Date”) to the earlier of (i) a Change of Control (as such term is defined in the Second Amended and Restated Investors’ Rights Agreement dated as of September 21, 2009 among the Company and certain of its members (the “Investors’ Rights Agreement”) involving solely cash and/or securities of a successor entity which are then listed on the NASDAQ Stock Market, the American Stock Exchange, the NYSE or an internationally recognized stock exchange (approved by holders of a majority of the Series C Preference Shares), where the consideration for each Series C Preference Share exceeds $2.50 (as appropriately adjusted for any Recapitalization (as defined in the Investors’ Rights Agreement)) or (ii) 5:00 p.m. California time on April 27, 2014, such earlier day being referred to herein as the “Expiration Date”. The Company shall give Holder thirty (30) days advance written notice of the occurrence of a Change of Control.

The following terms shall apply to this Warrant:

1.        Warrant Shares; Exercise Price; Exercise of Warrant: Reservation of Shares.

1.1        The shares of capital of the Company which the Holder may purchase in accordance herewith (the “Warrant Shares”) shall be Series C Preference Shares (“Preference Shares”). Notwithstanding the foregoing, in the event of an IPO (as defined in the Third Amended and Restated Articles of Association of the Company, as amended), immediately prior to the closing of the IPO and thereafter, the “Warrant Shares” shall mean Ordinary Shares of the Company (“Ordinary Shares”) and the Warrant shall no longer be exercisable for Preference Shares. The number of Warrant Shares shall be                      for so long as the Warrant is exercisable for Preference Shares and                      thereafter.

1.2        The per-share price at which the Holder may purchase the Warrant Shares in accordance herewith (the “Exercise Price”) shall be $2.50 per Preference Share; provided, however, in the event of an IPO, the Exercise Price shall be reduced to $2.00 per Ordinary Share immediately prior to the closing of the IPO, as applicable.

1.3        Subject to the terms and conditions hereof and applicable securities law, this Warrant may be exercised in whole or in part at any time and from time to time on or after the Commencement Date and before the Expiration Date (if such day is a day on which federal or state chartered bank institutions located in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day), by presentation and surrender hereof to the Company at its principal office or at the office of its warrant transfer agent, if any, with the purchase form attached hereto as Exhibit A (the “Purchase Form”) duly executed, with alternative No. 1 initialed by the Holder and accompanied by payment, in cash by wire transfer or certified or official bank check payable to the order of the Company, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company will, upon presentation of this Warrant upon such exercise, execute and deliver a new warrant, dated the date hereof, evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon and as of such receipt of this Warrant and the Purchase Form by the Company at its office, in proper form for exercise and accompanied by payment as herein provided, the Holder shall be allotted and deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the register of members of the Company shall then be closed or that certificates representing the Warrant Shares shall not then be actually delivered to the Holder.

1.4        Notwithstanding any provisions herein to the contrary, if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Purchase Form with alternative No. 2 initialed by the Holder in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X =	Y (A-B)
A

Where	X	=	the number of Warrant Shares to be issued to Holder

	Y	=	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one Company’s Warrant Share (at the date of such calculation).

	B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Warrant Share shall be determined by the Company’s Board of Directors (including a majority of the Preference Share Directors (as defined in the Investors’ Rights Agreement)) in the good faith exercise of its reasonable business judgment; provided, however, that:

(i)        if the Warrant is exercised in connection with the IPO, the fair market value per Warrant Share shall be the per share offering price to the public of the Company’s Ordinary Shares in the IPO whether the Company offers Ordinary Shares or American Depositary Shares that represent Ordinary Shares (“ADSs”), and the Holder may make such exercise effective and contingent upon the closing of the IPO, as applicable; and

(ii)        if the Warrant is exercised after the IPO, the fair market value per Warrant Share shall be the average of the closing bid prices of the Ordinary Shares based on the conversion ratio from ADSs, if any, on the exchange on which the Ordinary Shares or ADSs are listed as published in the Wall Street Journal for the ten (10) trading day period ending two (2) trading days prior to the date of determination of fair market value.

1.5        The Company shall at all times after the Commencement Date and until immediately prior to the closing of the IPO reserve from the authorized and unissued Series C Preference Shares a sufficient number of shares to provide for allotment and issuance and delivery upon exercise of this Warrant the number of Warrant Shares as shall be required for issuance and delivery upon exercise of this Warrant, including taking all actions necessary to increase the authorized number of Series C Preference Shares by a sufficient number of shares in the event the Company does not have a sufficient number of authorized Series C Preference Shares to allot and issue and deliver upon exercise of this Warrant. The Company shall at all times immediately prior to the closing of the IPO and thereafter reserve from the authorized and unissued Ordinary Shares a sufficient number of shares to provide for allotment and issuance and delivery upon exercise of this Warrant the number of Warrant Shares as shall be required for issuance and delivery upon exercise of this Warrant, including taking all actions necessary to increase the authorized number of Ordinary Shares by a sufficient number of shares in the event the Company does not have a sufficient number of authorized Ordinary Shares to allot and issue and deliver upon exercise of this Warrant.

1.6        In the event of any exercise of the rights represented by this Warrant, the Company shall within a reasonable time (not to exceed 30 days) deliver to the Holder certificates for the Warrant Shares so exercised for or a copy of the Company’s Register of Members, certified by the Secretary of the Company or counsel to the Company, showing the Holder’s name and the number of Warrant Shares issued to the Holder, and, unless this Warrant has been fully exercised or has expired, shall within such time issue and deliver to the Holder a new Warrant in like tenor as this Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised.

1.7        The Company represents that all Warrant Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes with respect to any transfer occurring contemporaneously with such issue).

1.8        The Company will not, by amendment of its Memorandum of Association or Articles of Association or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment.

2.        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fractional shares called for upon exercise hereof, the Company will pay to the Holder an amount in cash equal to such fraction multiplied by the fair market value of a Warrant Share, as determined in accordance with Section 1.4 of this Warrant.

3.        Transfer. The Holder of this Warrant agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, except upon the conditions specified in this Section 3. The Holder will cause any proposed transferee of the Warrant to agree to take and hold the Warrant subject to the provisions and upon the conditions specified in this Section 3.

3.1        Subject to the provisions of Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment form at the principal office of the Company.

3.2        Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this warrant as the absolute owner hereof for all purposes.

3.3        The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change the Holder’s address as shown on the Warrant register by written notice to the Company requesting such change.

3.4        Subject to Section 3, this Warrant is exchangeable, without expense, at the option of the Holder, for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of Warrant Shares purchasable on the same terms and conditions, upon presentation at the principal office of the Company or at the office of its warrant transfer agent, if any, together with a written notice signed by the Holder specifying the names and denominations in which new warrants are to be issued, and may be divided or combined with other warrants which carry the same rights, upon presentation at the principal office of the Company or at the office of its warrant transfer agent, if any, together with a written notice signed by the Holder specifying the names and denominations in which new warrants are to be issued.

4.        Decrease in Exercise Price. The Board of Directors of the Company, in its sole discretion, shall have the right at any time, or from time to time, to decrease the Exercise Price of the Warrant, such reduction of the Exercise Price to be effective for a period or periods to be determined by it, but in no event for a period of less than 30 calendar days. Any exercise by the Board of Directors of any rights granted in this Section 4 must be preceded by a written notice from the Company to the Holder of the Warrant setting forth the reduction in the Exercise Price and to the Warrant Agent, which notice shall be mailed at least 30 calendar days prior to the effective date of such decrease in the Exercise Price of the Warrants. Any reduction of the Exercise Price pursuant to provisions of this Section 4 shall not alter or adjust the number of Preference Shares or other securities issuable upon the exercise of the Warrants (or the number of Ordinary Shares or other securities issuable upon conversion of any Preference Shares or other securities issued upon such exercise).

5.        Loss, Theft, Destruction or Mutilation of the Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void.

6.        Adjustment of Number of Warrant Shares and Exercise Price.

6.1        The number of Warrant Shares for which this Warrant may be exercised shall be increased or reduced in the same proportion as the increase or decrease in the outstanding Preference Shares or Ordinary Shares, as applicable, in the event there is a subdivision or combination of the outstanding Preference Shares or Ordinary Shares, as applicable, into a larger or smaller number of shares or there is any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding Preference Shares or Ordinary Shares, as applicable.

6.2        If any reclassification of the capital shares of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Preference Shares or Ordinary Shares, as applicable, shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of, or in addition to, as applicable, the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding Preference Shares or Ordinary Shares, as applicable, equal to the number of Preference Shares or Ordinary Shares, as applicable, immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

6.3        In the case the Company shall make or issue, or shall fix a record date for the determination of holders of Preference Shares or Ordinary Shares, as applicable, entitled to receive, a dividend or other distribution that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 6.1), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date as if the Holder had exercised this Warrant and been noted in the register of members as the holder of Preference Shares or Ordinary Shares, as applicable, on the record date immediately prior thereto (all subject to further adjustment as provided in this Warrant).

6.4        If an effective resolution is passed prior to the expiration of the Warrant for the voluntary winding-up of the Company, then every Holder will be entitled at any time within six weeks after passing of such resolution for the voluntary winding-up of the Company by irrevocable surrender of the Warrant to the Company with the purchase form(s) duly completed, together with payment of the Exercise Price or surrender of a portion of this Warrant, to elect to be treated as if he had immediately prior to the passing of such resolution exercised the rights represented by such Warrant to the extent specified in the Warrant whereupon such Holder will be entitled to receive out the assets available in the liquidation of the Company pari passu with the holders of Preference Shares or Ordinary Shares, as applicable, such sum as would have been received in respect of the Preference Shares or Ordinary Shares, as applicable, to which he have become entitled pursuant to such exercise had they been allotted and issued to the Holder immediately prior to the passing of such resolution for the voluntary winding-up of the Company. The Company shall give notice to the Holders of the passing of any such resolution within seven days after the passing thereof and such notice will contain a reminder to Holders with respect to their rights under this paragraph. Subject to the foregoing, if the Company is wound up, all rights which have not been exercised at the commencement of the winding-up will lapse and each Warrant will cease to be valid for any purpose.

6.5        Whenever the number of the Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying the applicable Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of the Warrant Shares purchasable in exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of the Warrant Shares purchasable immediately after such adjustment.

6.6        No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one whole Warrant Share purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 6.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

6.7        Upon any adjustment of the Exercise Price, except for the adjustment set forth in Section 1.2 hereof, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the warrant register, which notice shall state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.8        The issuance of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder thereof for any issuance tax in respect thereof; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

7.        Rights of Holder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company, except to the extent set forth herein.

8.        Representations and Warranties of Holder. The Holder hereby makes to the Company the representations and warranties set forth in this Section 8:

8.1        The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, is capable of evaluating the merits and risks of the Holder’s investment in the Company and has the capacity to protect the Holder’s own interests.

8.2        The Holder understands that no public market now exists or is anticipated to exist for any of the securities issued by the Company and no one, including the Company, is under any obligation to register the securities of the Company under the United States Securities Act of 1933, as amended.

8.3        The Holder has had an opportunity to discuss the management, proposed business plan and financial condition of the Company with the Company’s management. The Holder understands that a purchase of the securities covered hereby involves a high degree of risk, and there can be no assurances the Company’s business objectives will be obtained.

8.4        The Holder has reviewed with the Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant. The Holder has relied solely on such advisors and not on any statements or representations of the Company or any of its agents (other than the representations and warranties of the Company contained herein and in the Series C Preference Share Purchase Agreement dated as of April 27, 2004). The Holder understands that the Holder (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Warrant.

9.        Warrant Transfer Agent. Any reference in this Warrant to the warrant transfer agent will apply if, and only if, the Company will have advised the Holder that such an agent has been designated as an agency for the transfer or exercise of this Warrant.

10.        Governing Law. This Warrant shall be governed by, and shall be construed in accordance, with the laws of the State of California without reference to its conflict of laws provisions.

11.        Notices. All notices and other communications required or permitted hereunder shall be in writing and may be given by hand, messenger, courier, electronic mail or facsimile addressed (i) if to the Holder, at the address specified in the warrant register, (ii) if to the Company, at No. 1600, ZiXing Road, Shanghai Science Park, 200241, PRC, 200241 (attention: Chief Executive Officer), Fax No. (8621) 2416-2277 or at such other contact details as the Company shall have furnished to Holder in writing, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050 USA (attention: Carmen Chang), Fax No. (1650) 493-6811.

Where a notice is delivered by hand or by messenger, service of the notice shall be deemed to be effected upon delivery. Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the 3rd day following the day on which the notice was delivered to the courier. Where a notice is given by electronic mail service shall be deemed to be effected by transmitting the electronic mail to the electronic mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not necessary for the receipt of the electronic mail to be acknowledged by the recipient. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted with confirmation of receipt.

12.        Terms Binding. This Warrant shall be binding upon any successors or assigns of the Company. By acceptance of this Warrant, the Holder (and each subsequent assignee, transferee or Holder) accepts and agrees to be bound by all the terms and conditions of this Warrant.

13.        Headings. The headings in this Warrant are for purposes of convenience only, and shall not be deemed to constitute a part of this Warrant.

14.        Amendment and Restatement of Prior Warrant. The Company and the Holder agree that Warrant No.          originally issued to the Holder on April 27, 2004 is amended, restated and superseded in its entirety to read as set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first set forth above.

BCD SEMICONDUCTOR MANUFACTURING LIMITED

By:
Name: Chieh Chang
Title: Chief Executive Officer

AMENDED AND RESTATED WARRANT TO PURCHASE SHARES OF

BCD SEMICONDUCTOR MANUFACTURING LIMITED

EXHIBIT A

PURCHASE FORM

BCD SEMICONDUCTOR MANUFACTURING LIMITED

Date:

1. The undersigned hereby irrevocably elects to purchase                     1 (leave blank if you choose alternative No. 2 below) Warrant Shares (as defined in the Amended and Restated Warrant to Purchase Shares of BCD Semiconductor Limited, a Cayman Islands company), and hereby makes payment of $         in payment of the actual Exercise Price thereof. (Initial here if the undersigned elects this alternative).

2. In lieu of exercising the attached Warrant for cash or check, the undersigned hereby irrevocably elects to effect the issuance provision of Section 1.4 of this Warrant and receive                      (leave blank if you choose Alternative No. 1 above) Warrant Shares of BCD Semiconductor Manufacturing Limited, pursuant to the term of the Warrant. (Initial here if the undersigned elects this alternative).

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned:

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:

(Please typewrite or print in block letters)
Address:

Signature:

[1]

Insert here the number of shares called for on the face of the Warrant (or, in the case of partial exercise, the portion as to which the Warrant is being exercised), without making any adjustment for additional shares which, under the adjustment provisions of the Warrant, may be deliverable upon exercise.

ASSIGNMENT FORM

FOR VALUE RECEIVED,                          hereby sells, assigns and transfer unto

Name:

(Please typewrite or print in block letters)

Address:                                                                                                                                                                     the right to purchase              shares of BCD Semiconductor Manufacturing Limited, a Cayman Islands company (the “Company”), represented by the Amended and Restated Warrant to Purchase Shares of the Company dated             , 2010, and does hereby irrevocably constitute and appoint                      attorney to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:

Signature:

Address:

WITNESS:
Print/Type